UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Pursuant to Form 8-K filed on August 16, 2016 regarding the termination of MaloneBailey LLP (“MaloneBailey”), the independent public accounting firm, DS Healthcare Group Inc. (the “Company”) indicated that it would provide additional information on this matter.

During the engagement with MaloneBailey from May 2nd, 2016, there were no disagreements between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements if not resolved to the satisfaction of MaloneBailey, would have caused them to make reference thereto in their reports on the Company’s financial statements. During the engagement period, to the best of Company’s knowledge there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company received a letter dated August 18, 2016 (the “16.1 Letter”) from its former independent public accounting firm, MaloneBailey LLP addressed to the Securities and Exchange Commission (the “Commission”)  subsequent to MaloneBailey’s termination.

The Company has advised MaloneBailey that the statements contained in this letter are false as supported by documented evidence in both the Company and Malone Bailey’s possession. At all times during and prior to their engagement with the Company, MaloneBailey was aware that the designated attorney was not “independent”  but otherwise fully qualified and reputable.  MaloneBailey required and received full disclosure from Company on all matters and had numerous meetings with the Company’s former independent public accounting firm Marcum LLP, Company’s SEC counsel, and Company’s principal attorneys as part of the client acceptance process and had full knowledge of all facts and circumstances.  Moreover, Malone Bailey never advised the firm that it had discovered any information or documents that caused it to believe an independent investigation was necessary. During the engagement with MaloneBailey, there were and continue to be no disagreements between MaloneBailey and the Company as to any accounting issues.

The Company’s Board of Directors have determined that MaloneBailey:

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Violated Federal SEC Order: DS Healthcare retained Malone Bailey on the evening of May 2nd, 2016. DS returned the signed engagement letter and confirmation of a $100,000 wire transfer via email to Malone Bailey on May 2, 2016 at  5:03pm. However, earlier that day MaloneBailey was sanctioned by the SEC (Pursuant to paragraph 89 of an Order Instituting Public Administrative and Cease-and Desist Proceedings Pursuant To Sections 4(c) and 21(c) of the Securities Exchange Act of 1934 and Rule 102(E) of the Commission’s Rules Of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-And-Desist Order against MaloneBailey and Jay Phillip Norris, CPA dated May 2, 2016). Part of the SEC order specifically requires that a “Provision of a Copy of this Order to New Public Company Audit Clients: Malone Bailey undertakes that it shall forthwith provide a copy of this Order to any new public company audit client which engages it between the date this Order is issued and the date that the Independent Consultant certifies in writing that the undertakings discussed herein have been completed to the satisfaction of the Independent Consultant.” (Section 89 of the SEC order). At no time, up until and including the date of this Form 8-K, did Malone Bailey notify DS Healthcare that Malone Bailey had been sanctioned by SEC.

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Failed to meet contractual lead time: the Company requested MaloneBailey to provide a written timeline for completion of the audit so that we could in turn provide that information to Nasdaq. MaloneBailey represented in writing that in the worst case scenario the audit would take between 8 – 10 weeks. At time of termination of August 10th, 2016 (13 weeks into audit) MaloneBailey was not done with audit and refused to provide a status report or timeline of completion.

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Induced the Company into Engagement knowing it did not intend to complete the audit: The Company specifically engaged, and MaloneBailey expressly agreed, that it would not require an additional internal investigation due to the urgency to complete the audit and meet the Nasdaq deadline. Based on information received from MaloneBailey, the Company calculated that it would be faster and less costly to conduct an audit with a new firm. However, 9 weeks into the audit (the time MaloneBailey represented in writing that it would take to complete the audit) MaloneBailey requested an additional internal investigation. MaloneBailey knew when making this demand, that conducting a new independent investigation was a lengthy project, rendering the quoted time-frame of 8 – 10 weeks entirely impossible. This last minute demand – contrary to the clear representations made by MaloneBailey to secure the engagement – was an intentional attempt to drag out the audit, collect more fees, and subvert DS Healthcare’s effort to meet the deadline imposed by Nasdaq. In various phone conversations with the Board of Directors, our attorneys at Gusrae Kaplan Nusbaum PLLC, Schoeppl & Burke, P.A., and Greenspoon Marder, P.A., MaloneBailey indicated that this was a result of a misunderstanding, claiming that it was under the impression that another internal investigation had already been done. This is false and MaloneBailey was well informed of these details in numerous communications via telephone and in writing prior to the engagement. It is now clear that Malone Bailey wanted to take advantage of DS Healthcare by promising to provide the Company with the necessary help and resources to complete the audit for the sole purpose of charging fees, and with no intention of providing the services for which they were hired.

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Failed to meet contractual lead time: the Company requested MaloneBailey to provide a written timeline for completion of the audit so that we could in turn provide that information to Nasdaq. MaloneBailey represented in writing that in the worst case scenario the audit would take between 8 – 10 weeks. At time of termination on August 10th, 2016 (13 weeks into audit) MaloneBailey was not done with audit and refused to provide a status report or timeline for completion.

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Failed to Communicate with Company and Board of Directors: Malone Bailey has continuously ignored communication from the Board of Directors, the Company, and the Chair of the Audit Committee. This includes an email from Yasuhiro Fujiwara on June 10, 2016 emails from Myron Lewis on July 11, 2016, emails from attorney Daniel Mazanec, and emails from CEO Daniel Khesin in any effort to get update on the status of the audit. To date, the Company has not been able to get any update from MaloneBailey as to the status of our audit and the Company’s inquiry remains unanswered as of the date of this Form 8-K. When MaloneBailey requested that the Board of Directors conduct an additional investigation by an independent lawfrim, the Board had immediately agreed to initiate the investigation despite the initial agreement that MaloneBailey would not require this to perform audit work. Even when following all the steps requested by MaloneBailey, at no time did MaloneBailey respond to the Company or the Board of Directors with an update on the audit.

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Had full knowledge of facts and circumstances: Malone Bailey had complete access to all information and facts surrounding the company. Approximately two weeks were spent on due diligence and DS Healthcare was approved by MaloneBailey’s client acceptance committee. During the due diligence process MaloneBailey was sent a complete set of documents related to any internal investigation, had multiple consultations with various company attorneys, spoke to the Company’s former auditors Marcum LLC, and had the opportunity to ask about various specific items and allegations.

To date the company has been billed $250,000 by MaloneBailey. The Company has sent a letter to MaloneBailey on August 4th, 2016 requesting a refund of the fees paid thus far for failing to meet the quoted timeline and other conditions mutually agreed upon.

As a precautionary measure, despite the lack of evidence to support the need for an independent investigation, the independent Directors of the Board of DS Healthcare have retained an independent law firm, Recalde Law Firm, P.A. to conduct an investigation into the books, records, and corporate governance of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: August 26, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President